Exhibit 4.2

[AirNet Systems, Inc. Letterhead]

March 29, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:          AirNet Systems, Inc. – Annual Report on Form 10-K for the fiscal year ended December 31, 2003

Ladies and Gentlemen:

AirNet Systems, Inc., an Ohio corporation (“AirNet”), is today executing and filing an Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Form 10-K”).

Pursuant to the instructions to Item 601(b)(4)(iii) of Regulation S-K, AirNet hereby agrees to furnish to the Commission, upon request, copies of those instruments and agreements defining the rights of holders of long-term debt of AirNet and its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K.  Such long-term debt does not exceed 10% of the total assets of AirNet and it subsidiaries on a consolidated basis.

Very truly yours,

AIRNET SYSTEMS, INC.

/s/ Gary W. Qualmann

Gary W. Qualmann

Chief Financial Officer, Treasurer and Secretary